UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2006, Chesapeake Funding LLC (“Chesapeake”), a wholly-owned subsidiary of PHH Corporation (“PHH”, “Company”, “we” or “our”), entered into an amended and restated Series 2006-2 Supplement (the “Amended and Restated Series 2006-2 Supplement”) to the Base Indenture, dated as of March 7, 2006, among Chesapeake, as issuer, PHH Vehicle Management Services LLC, our wholly-owned subsidiary, as administrator, JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and The Bank of New York as successor to JPMorgan, as indenture trustee. The Amended and Restated Series 2006-2 Supplement extended the maturity date of the $1 billion of available funding under the Series 2006-2 Supplement from December 1, 2006 to November 30, 2007. In addition, the Amended and Restated Series 2006-2 Supplement provides a higher advance rate of borrowings against eligible assets. The other terms of the Series 2006-2 Supplement remained substantially unchanged with the effectiveness of the Amended and Restated Series 2006-2 Supplement.

The foregoing description of the Amended and Restated Series 2006-2 Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Form 8-K”) and is incorporated herein by reference.

On December 1, 2006, Bishop’s Gate Residential Mortgage Trust (”Bishop’s Gate”), a consolidated special purpose entity, executed an Amendment to Liquidity Agreement (the “Amendment”) which amended the Amended and Restated Liquidity Agreement, dated as of December 11, 1998 (as amended, the “Liquidity Agreement”), among Bishop’s Gate, certain banks listed therein and JPMorgan, as administrative agent. The Amendment extended the expiration date of the Liquidity Agreement from December 2, 2006 to November 30, 2007. Although we received commitments totaling approximately $1.5 billion with regard to the Amendment, we elected to reduce the facility amount from $1.5 billion to $1 billion. The other terms of this facility remained substantially unchanged with the effectiveness of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K relating to the Amended and Restated Series 2006-2 Supplement and the Amendment is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1
Amended and Restated Series 2006-2 Indenture Supplement, dated as of December 1, 2006, among Chesapeake Funding LLC, as issuer, PHH Vehicle Management Services, LLC, as administrator, JPMorgan Chase Bank, National Association, as administrative agent, certain commercial paper conduit purchasers, certain banks, certain funding agents as set forth therein, and The Bank of New York as successor to JPMorgan Chase Bank, National Association, as indenture trustee.

	Exhibit 10.2	Amendment to Liquidity Agreement, dated as of December 1, 2006, among Bishop’s Gate Residential Mortgage Trust, certain banks listed therein and JPMorgan Chase Bank, N.A., as administrative agent.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
Name: Clair M. Raubenstine
Title: Executive Vice President and Chief Financial Officer

Dated: December 7, 2006